Exhibit 99.1

TRANSITION AGREEMENT AND GENERAL RELEASE

This Transition Agreement and General Release (this “Agreement”) is hereby entered into by and between Janet M. Biski (the “Executive”) and SRS Labs, Inc. (the “Company”).

Recitals

A.            The Executive has been employed by the Company pursuant to a letter agreement by and between the Company and the Executive, accepted by the Executive on November 11, 2002, attached hereto as Exhibit A (the “Employment Agreement”), serving as Chief Financial Officer of the Company until December 28, 2005, at which time the Executive voluntarily agreed to step down as Chief Financial Officer of the Company, effective January 2, 2006, and accept the position as Vice President of the Company reporting directly to the Chief Executive Officer of the Company; and

B.            The Executive will transition from employment, as an officer, and in all other capacities with the Company and its parents, direct or indirect subsidiaries, affiliates, divisions or related entities (collectively referred to herein as “the Company and its Related Entities”) on the terms and conditions set forth in this Agreement.

Agreement

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.             Transition from Employment. The Executive’s employment, status as an officer and status in all other capacities with the Company and its Related Entities will end, effective as of 12:00 p.m., Pacific Standard Time, on March 31, 2006 (the “Transition Date”).

2.             No Continuation of Benefits After the Transition Date. Except as expressly provided in this Agreement or in the plan documents governing the Company’s employee benefit plans, after the Transition Date, the Executive will no longer be eligible for, receive, accrue, or participate in any other benefits or benefit plans provided by the Company and its Related Entities, including, without limitation, medical, dental and life insurance benefits, and the Company’s retirement plan(s); provided, however, that the Executive will have legally-mandated rights, if any, to COBRA continuation coverage as to any Company-provided medical, dental or vision plan in which the Executive participates, and the Executive will retain vested benefits under all qualified retirement plan(s) of the Company, and all rights associated with such benefits, as determined under the official terms of those plans.

3.             Normal Salary Through Transition Date. On the Transition Date, the Company shall pay the Executive the prorated portion of her annual salary earned through the Transition Date, any bonus earned by the Executive under the 2005 Profit Sharing and Bonus Plan, and for all accrued, unused vacation days.

4.             Amendment of Employment Agreement and Transition Payment. In return for the Executive’s promises in this Agreement and the Executive’s promise to enter into Amendment No. 1 to Employment Agreement, attached hereto as Exhibit B, the Company will enter into Amendment No. 1 to Employment Agreement to provide that the Executive shall receive a transition payment in the gross amount of $150,000.00 (“Transition Payment”), which is equal to nine (9) months of salary, less deductions required by law, and that the Transition Payment will be paid as follows: (i) a single payment in the amount of $100,000.00 made within two business days after the expiration of six (6) months commencing on the day after the Transition Date; and (ii) thereafter, the balance in the amount of $50,000.00 in six equal bi-monthly installments on the Company’s subsequent regular pay days. The Executive understands that she will not receive any portion of the Transition Payment if she revokes Section 6, 9, 10, and 11 of this Agreement as provided in Section 12(c) below, or if the Company’s Chief Financial Officer has not received a signed original of this Agreement. The payments shall be made, at the option of the Executive, by checks mailed to the Executive or direct deposit to an account specified by her. The Executive acknowledges and agrees that the Transition Payment shall be in lieu of and satisfy any and all rights the Executive may have to severance pay under the Employment Agreement, and any and all rights and payments to which the Executive may be entitled under the Participation Agreement for the Executive related to the SRS Labs, Inc. 2005 Change in Control Protection Plan, a copy of which is attached hereto as Exhibit C (the “Participation Agreement”).

5.             Stock Options. All stock options granted to the Executive shall vest and become exercisable in accordance with the terms and conditions of the applicable stock option agreement(s). A schedule of all vested options as of March 31, 2006 and the date such vested options must be exercised prior to becoming void is attached hereto as Exhibit D.

6.             Acknowledgement of Total Compensation and Indebtedness. The Executive acknowledges and agrees that the cash payments under Sections 3 and 4 of this Agreement extinguish any and all obligations for monies, or other compensation or benefits that the Executive claims or could claim to have earned or claims or could claim is owed to her as a result of her employment by the Company and its Related Entities through the Transition Date, under the Employment Agreement or otherwise.

7.             Tax Consequences. The Executive acknowledges that (a) the Company has not made any representations to her about, and that she has not relied upon any statement in this Agreement with respect to, any individual tax consequences that may arise by virtue of any payment provided under this Agreement and/or her exercise of any stock options, including, but not limited to, the applicability of Section 409A of the Internal Revenue Code, and (b) she has consulted or will consult with her own tax advisors as to any such tax consequences.

8.             Other Agreements. The Executive and the Company agree that, in addition to this Agreement, the Employment Agreement, attached hereto as Exhibit A, Amendment No. 1 to Employment Agreement, attached hereto as Exhibit B, and the Participation Agreement dated April 27, 2005, attached hereto as Exhibit C are the only executed agreements between the Company and the Executive. The Executive and the Company agree that the Employment Agreement and the Participation Agreement shall be terminated as of the

Transition Date, except for any obligations in the Employment Agreement that continue after the end of the employment relationship.

9.             Release by the Executive. Except as otherwise expressly provided in this Agreement, the Executive, for herself and her heirs, executors, administrators, assigns, affiliates, successors and agents (collectively, the “Executive’s Affiliates”) hereby fully and without limitation releases and forever discharges the Company and its Related Entities, and each of their respective agents, representatives, shareholders, owners, officers, directors, employees, consultants, attorneys, auditors, accountants, investigators, affiliates, successors and assigns (collectively, the “Company Releasees”), both individually and collectively, from any and all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation, of whatever nature whatsoever, known or unknown, fixed or contingent, which the Executive or any of the Executive’s Affiliates has or may have or may claim to have against the Company Releasees by reason of any matter, cause, or thing whatsoever, from the beginning of time to the Transition Date (“Claims”), including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to the recruitment, hiring, employment, or transition from employment of the Executive by any of the Company Releasees, the Executive’s tenure as an employee and/or an officer of any of the Company Releasees, any agreement or compensation arrangement between the Executive and any of the Company Releasees (including, without limitation, the Employment Agreement and Change in Control Plan), or any act or occurrence in connection with any actual, existing, proposed, prospective or claimed ownership interest of any nature of the Executive or the Executive’s Affiliates in equity capital or rights in equity capital or other securities of any of the Company Releasees, to the maximum extent permitted by law. The Executive specifically and expressly releases any Claims arising out of or based on: the California Fair Employment and Housing Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act; the National Labor Relations Act, as amended; the Equal Pay Act; ERISA; any provision of the California Labor Code; the California common law on fraud, misrepresentation, negligence, defamation, infliction of emotional distress or other tort, breach of contract or covenant, violation of public policy or wrongful termination; state or federal wage and hour laws; or any other state or federal law, rule, or regulation dealing with the employment relationship or operating a publicly held business.

10.           Waiver of Civil Code Section 1542.

(a)           The Executive understands and agrees that the release provided herein extends to all Claims released above whether known or unknown, suspected or unsuspected. The Executive expressly waives and relinquishes any and all rights she may have under California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

(b)           The Executive expressly waives and releases any rights and benefits which she has or may have under any similar law or rule of any other jurisdiction. It is the intention of each party through this Agreement to fully, finally and forever settle and release the Claims as set forth above. In furtherance of such intention, the release herein given shall be and remain in effect as a full and complete release of such matters notwithstanding the discovery of any additional Claims or facts relating thereto.

11.           Release of Federal Age Discrimination Claims by the Executive. The Executive hereby knowingly and voluntarily waives and releases all rights and claims, known or unknown, arising under the Age Discrimination In Employment Act of 1967, as amended, which she might otherwise have had against the Company or any of the Company Releasees regarding any actions which occurred on or prior to the Transition Date.

12.           Rights Under the Older Workers Benefit Protection Act. In accordance with the Older Workers Benefit Protection Act of 1990, the Executive hereby is advised of the following:

(a)           The Executive has the right to consult with an attorney before signing this Agreement and is encouraged by the Company to do so;

(b)           The Executive has twenty-one (21) days from her receipt of this Agreement to consider it; and

(c)           The Executive has seven (7) days after executing this Agreement to revoke Sections 6, 9, 10 and 11 of this Agreement (which must be revoked in their entirety and as a group), and such Sections of this Agreement (as a group) will not be effective until that revocation period has expired without exercise. The Executive agrees that in order to exercise her right to revoke said Sections of this Agreement within such seven (7) day period, she must do so in a signed writing delivered to the Company’s Chief Executive Officer or the Company’s Chief Financial Officer before the close of business on the seventh calendar day after she executes this Agreement.

13.           Non-Disclosure of the Agreement by the Executive. After the execution of this Agreement by the Executive, neither the Executive, her attorney, nor any person acting by, through, under or in concert with them, shall disclose any of the terms of or amount paid under this Agreement (other than to state that the Company has filed this Agreement and/or agreements related thereto as public documents) or the negotiation thereof to any individual or entity; provided, however, that the foregoing shall not prevent such disclosures by the Executive to her attorney, tax advisors and/or immediate family members, or as may be required by law. The non-disclosure obligations in this Section shall not apply to the Company. The Executive understands and acknowledges that the Company must file this Agreement and make disclosures relating to it in its filings with the Securities and Exchange Commission.

14.           No Filings. The Executive represents that she has not filed any lawsuits, claims, charges or complaints against the Company Releasees with any local, state or federal agency or court from the beginning of time to the date of execution of this Agreement; that she will not do so at any time hereafter based upon events prior to the date of execution of this

Agreement; that she will not induce, encourage, solicit or assist any other person or entity to file or pursue any proceeding of any kind against the Company Releasees or voluntarily appear or invite a subpoena to testify in any such legal proceeding; and that, if any such agency or court ever assumes jurisdiction over any such lawsuit, claim, charge or complaint and/or purports to bring any legal proceeding, in whole or in part, on behalf of the Executive based upon events occurring prior to the execution of this Agreement, the Executive will request such agency or court to withdraw from and/or to dismiss the lawsuit, claim, charge or complaint with prejudice. This Section 14 shall not prohibit the Executive from challenging the validity of the ADEA release in Section 11 of this Agreement. It shall not be a breach of this Section 14 for Executive to testify truthfully in any judicial or administrative proceeding.

15.           Confidential and Proprietary Information. The Executive acknowledges that certain information, observations and data obtained by her during the course of or related to her employment with the Company and its Related Entities (including, without limitation, projection programs, business plans, business matrix programs (i.e., measurement of business), strategic financial projections, financial information, shareholder information, product design information, marketing plans or proposals, personnel information, customer lists and other customer information) are the sole property of the Company and its Related Entities, and constitute “Confidential Information.”  The Executive represents and warrants that on or before the Transition Date, all files, customer lists, financial information and other property of the Company and its Related Entities that were in the Executive’s possession or control will be returned to the Company without the Executive retaining copies thereof; provided, however, that the Executive shall be allowed to keep the laptop computer assigned to her as of the Transition Date but the Executive shall be issued an IRS Form 1099 for the fair market value of the laptop computer. The Executive also agrees that she will not disclose to any person or use any Confidential Information without the written consent of the Chief Executive Officer, the Chief Financial Officer or Board of Directors of the Company. If the Executive is served with a deposition subpoena or other legal process calling for the disclosure of Confidential Information, or if she is contacted by any third person requesting Confidential Information, she will notify the Company’s Chief Executive Officer or the Company’s Chief Financial Officer as soon as is reasonably practicable after receiving notice and will cooperate with the Company and its Related Entities in minimizing the disclosure thereof.

16.           Remedies. The Executive acknowledges that any misuse of trade secret or Confidential Information belonging to the Company and its Related Entities, and any violation of Sections 13 and 15 of this Agreement, will result in irreparable harm to the Company and its Related Entities, and therefore, the Company and its Related Entities shall, in addition to any other remedies, be entitled to immediate injunctive relief.

17.           Cooperation Clause.

(a)           To facilitate the orderly conduct of the Company and its Related Entities’ businesses, until December 31, 2006, the Executive agrees to cooperate, at no charge, with the Company and its Related Entities’ reasonable requests for information or assistance related to the time of her employment.

(b)           The Executive also agrees to cooperate, at no charge, with the Company’s and its Related Entities’ and its or their counsel’s reasonable requests for information or assistance related to (i) any investigations (including internal investigations) and audits of the Company and its Related Entities’ management’s current and past conduct and business and accounting practices, and (ii) the Company and its Related Entities’ defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which the Executive was engaged in employment with the Company and its Related Entities. Except as required by law or authorized in advance by the Board of Directors of the Company, the Executive will not communicate, directly or indirectly, with any third party, including any person or representative of any group of people or entity who is suing or has indicated that a legal action against the Company and its Related Entities or any of their directors or officers is being contemplated, concerning the management or governance of the Company and its Related Entities, the operations of the Company and its Related Entities, the legal positions taken by the Company and its Related Entities, or the financial status of the Company and its Related Entities. If asked about any such individuals or matters, the Executive shall say: “I have no comment,” and shall direct the inquirer to the Company. The Executive acknowledges that any violation of this Section 17 will result in irreparable harm to the Company and its Related Entities and will give rise to an immediate action by the Company and its Related Entities for injunctive relief.

18.           Mutual Non-Disparagement. The Executive agrees not to disparage or otherwise publish or communicate derogatory statements about the Company and its Related Entities and any director, officer or manager and/or the products and services of these entities to any third party. The Company agrees that it will not authorize or condone any disparagement of or other publication or communication of derogatory statements about the Executive to any third party. It shall not be a breach of this Section 18 for the Executive or an authorized representative of the Company to testify truthfully in any judicial or administrative proceeding, or to make factually accurate statements in legal or public filings.

19.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

20.           Venue and Waiver of Right to Jury Trial. The parties hereby agree that all actions or proceedings arising directly or indirectly hereunder, whether instituted by the Executive or the Company and its Related Entities, shall be litigated in courts having situs within the State of California, County of Orange, and the each of the parties hereby expressly consents to the jurisdiction of any local, state or federal court located within said state and county, and consent that any service of process in such action or proceeding may be made by personal service upon the parties wherever such parties may be located, respectively, or by certified or registered mail directed to the Executive at her/its last known address. The parties hereby waive trial by jury in connection with any future dispute between them, any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder.

21.           Attorneys’ Fees and Costs. Except as otherwise provided herein, in any action, litigation or proceeding between the parties arising out of or in relation to this Agreement,

including any purported breach of this Agreement, the prevailing party shall be entitled to an award of its costs and expenses, including reasonable attorneys’ fees.

22.           Non-Admission of Liability. The parties understand and agree that neither the payment of any sum of money nor the execution of this Agreement by the parties will constitute or be construed as an admission of any wrongdoing or liability whatsoever by any party.

23.           Severability. If any one or more of the provisions contained herein (or parts thereof), or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof will not be in any way impaired or affected, it being intended that all of the rights and privileges shall be enforceable to the fullest extent permitted by law.

24.           Entire Agreement. This Agreement, together with the attachments hereto, represents the sole and entire agreement among the parties and, except as expressly stated herein, supersedes all prior agreements, negotiations and discussions among the parties with respect to the subject matters contained herein.

25.           Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

26.           Amendment. This Agreement may be modified or amended only if such modification or amendment is agreed to in writing and signed by duly authorized representatives of the parties hereto, which writing expressly states the intent of the parties to modify this Agreement.

27.           Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original as against any party that has signed it, but all of which together will constitute one and the same instrument.

28.           Assignment. This Agreement inures to the benefit of and is binding upon the Company and its successors and assigns, but the Executive’s rights under this Agreement are not assignable, except to her estate.

29.           Notice. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered; (b) if sent by telecopy or facsimile (except for legal process); or (c) if mailed by overnight or by first class, certified or registered mail, postage prepaid, return receipt requested, and properly addressed as follows:

If to the Executive:	Janet M. Biski
24601 Ridgewood Circle
Lake Forest, California 92630
Fax: (714) 979-7039

If to the Company:	SRS Labs, Inc.
2909 Daimler Street
Santa Ana, California 92705
Attn: Chief Executive Officer
Fax: (949) 724-9646

Such addresses may be changed, from time to time, by means of a notice given in the manner provided above. Notice will conclusively be deemed to have been given when personally delivered (including, but not limited to, by messenger or courier); or if given by mail, on the third day after being sent by first class, certified or registered mail; or if given by Federal Express or other similar overnight service, on the date of delivery; or if given by telecopy or facsimile machine during normal business hours on a business day, when confirmation of transmission is indicated by the sender’s machine; or if given by telecopy or facsimile machine at any time other than during normal business hours on a business day, the first business day following when confirmation of transmission is indicated by the sender’s machine. Notices, requests, demands and other communications delivered to legal counsel of any party hereto, whether or not such counsel shall consist of in-house or outside counsel, shall not constitute duly given notice to any party hereto.

30.           Miscellaneous Provisions.

(a)           The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that they have executed this Agreement without coercion or duress of any kind; and that they understand any rights that they have or may have and sign this Agreement with full knowledge of any such rights.

(b)           Both parties have participated in the drafting of this Agreement with the assistance of counsel to the extent they desired. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular must be construed to have been used in the plural, and vice versa, and each gender must include any other gender. The captions of the Sections of this Agreement are for convenience only and must not affect the construction or interpretation of any of the provision herein.

(c)           Each provision of this Agreement to be performed by a party hereto is both a covenant and condition, and is a material consideration for the other party’s performance hereunder, and any breach thereof by the party will be a material default hereunder. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement are cumulative and no one of them is exclusive of any other. Time is of the essence in the performance of this Agreement.

(d)           Each party acknowledges that no representation, statement or promise made by any other party, or by the agent or attorney of any other party, except for those in this Agreement, has been relied on by her or it in entering into this Agreement.

(e)           Each party understands that the facts with respect to which this Agreement is entered into may be materially different from those the parties now believe to be true. Except in the case where the existence of any additional or different facts constitutes the breach of a representation or warranty, each party accepts and assumes this risk and agrees that this Agreement and the releases in it shall remain in full force and effect, and legally binding, notwithstanding the discovery or existence of any additional or different facts, or of any claims with respect to those facts.

(f)            Unless expressly set forth otherwise, all references herein to a “day” are deemed to be a reference to a calendar day. All references to “business day” mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Orange County, California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

(g)           Each party to this Agreement will cooperate fully in the execution of any and all other documents and in the completion of any additional actions that may be necessary or appropriate to give full force and effect to the terms and intent of this Agreement.

EACH OF THE PARTIES ACKNOWLEDGES THAT SHE/IT HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO IT, AND THAT IT INCLUDES A WAIVER OF THE RIGHT TO A TRIAL BY JURY, AND, WITH RESPECT TO THE EXECUTIVE, SHE UNDERSTANDS THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date indicated below.

“Executive”		/S/ JANET M. BISKI
Janet M. Biski

Date: March 31, 2006

“Company”	SRS LABS, INC.

	By:	/S/ ULRICH GOTTSCHLING
Ulrich Gottschling
Chief Financial Officer

Date: March 31, 2006

Exhibit A

VIA FEDERAL EXPRESS

November 4, 2002

Ms. Janet Biski

24601 Ridgewood Circle

El Toro, CA 92630

Dear Janet:

It is with great pleasure that I invite you to join SRS Labs, Inc. (the “Company”) as Chief Financial Officer. This is an extremely important position as you will be responsible for managing and controlling all aspects of the Company’s financial and corporate administrative activities.

Your position will have a monthly salary of $16,666.67 ($200,000 annual salary). Upon completion of the six-month eligibility requirement, you will be entitled to participate in the SRS Bonus Plan. A copy of the plan provisions will be provided to you during the first week of your employment.

You will be eligible on your first day to enroll in our benefits plan, which includes medical, dental and vision insurance for you and your family, as well as life insurance for yourself in the amount of $50,000. Coverage will begin on the first day of the month following your employment. A copy of the benefit plan will be provided to you during your first week of employment.

The Company also offers a total of ten (10) paid holidays per year. A copy of the employee handbook is provided to each employee during the first week of employment.

As an added incentive, we are pleased to grant you a stock option for 250,000 shares of SRS Labs, Inc. stock after you begin employment. The Compensation Committee of the Board of Directors will set the grant date and price of the options shortly after your start date. The Company’s Stock Option Program will govern these stock options, and a copy of the plan document will be provided to you. Since you are considered an “insider”, you will be subject to the Company’s Blackout Policy rules.

You will be eligible to take two weeks vacation each year. Your vacation eligibility will begin after the completion of your 90-day introductory period when you may take what you have earned.

SRS Labs, Inc. • 2909 Dalmier Street, Santa Ana, CA 92705 • Tel. 949.442.1070 • Fax. 949.852.1099 • www.srslabs.com

SRS also offers employees the option to participate in an Employer Matching Contributory (401) k Plan. You are eligible to participate in this plan after completing a 90-day introductory period. The entry dates of the plan fall on the first day of each month. A copy of the plan document will be provided to you during your first week of employment

Finally, per our discussions, SRS Labs agrees that if SRS Labs should terminate your employ with the Company without cause, SRS Labs shall continue to pay your base salary then in effect for one full year following the date of such termination.

Your official starting date will be TBD, or sooner, and you will be reporting to Tom Yuen, Chief Executive Officer.

Any offer of employment will be contingent on the submission of proof of your eligibility to work in the United States and the signing of the SRS Labs, Inc. At-Will Employment Agreement and the Confidentiality, Non-Competition and Compliance Agreement.

This offer replaces and supersedes any other employment offer, service agreement and understanding between the Company and yourself.

Janet, if this offer meets with your approval, please indicate your acceptance in the space provided below. We look forward to having you as part of our team as we establish SRS Labs as the industry standard in contemporary audio and voice processing.

Sincerely,

SRS LABS, INC.

By:	/s/ Thomas C.K. Yuen
Thomas C.K. Yuen
Chief Executive Officer

I accept:	/s/ Janet Biski	11-11-02
	Janet Biski	Date

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Exhibit B

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”) is entered into as of March 31, 2006, by and among Janet M. Biski (the “Executive”) and SRS Labs, Inc. (the “Company”).

Recitals

WHEREAS, the parties hereto desire to amend the letter agreement by and among the Executive and the Company accepted by the Executive as of November 11, 2002 (the “Employment Agreement”) pursuant to the terms set forth herein;

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Agreement For Amendment

1.                                       The eighth paragraph of the Employment Agreement is hereby amended and restated in its entirety as follows:

If the Company terminates the Executive’s employment with the Company without cause, the Company shall pay the Executive severance in the amount of $150,000, which amount shall be subject to legally required deductions and be paid as follows: (i) a single payment in the amount of $100,000 made within two (2) business days after the expiration of six (6) months commencing on the day after the Executive’s employment with the Company is terminated; (ii) thereafter, the balance in the amount of $50,000 in six equal bi-monthly installments on the Company’s subsequent regular pay days;

2.                                       The Employment Agreement is further amended by the addition of the following new paragraph:

General Release. The severance payment payable to the Executive upon termination of her employment pursuant to this Employment Agreement shall not be made to the Executive unless and until she executes a general release in a form satisfactory to the Company and she does not exercise any right to revoke in the general release document.

3.                                       No other provisions of the Employment Agreement are affected by this Amendment No 1.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 Employment Agreement to be executed as of the date first written above.

EXECUTIVE

By:
Janet M. Biski

SRS LABS, INC.

By:
Ulrich Gottschling
Chief Financial Officer

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Exhibit C

SRS LABS, INC.
2005 CHANGE IN CONTROL PROTECTION PLAN

Participation Agreement for Select Executive Officers

WHEREAS, SRS Labs, Inc. (the “Company”) sponsors and maintains the SRS Labs, Inc. 2005 Change in Control Protection Plan (the “Plan”), and has executed this agreement (the “Participation Agreement”) in order to offer Janet M. Biski (the “Officer”) the opportunity to participate in the Plan;

WHEREAS, the Officer has received a copy of the Plan (which also serves as its summary plan description); and

WHEREAS, the parties acknowledge that capitalized terms not defined in this Participation Agreement shall have the meaning assigned to them in the Plan; and

WHEREAS, the Officer understands that participation in the Plan requires that the Participant to agree irrevocably to the terms of the Plan and the terms set forth below; and

WHEREAS, the Employee has had the opportunity to carefully evaluate this opportunity, and desires to become a “Participant” in the Plan under the conditions set forth herein.

NOW, THEREFORE, the parties hereby AGREE as follows:

1.                                       If the Officer incurs a Covered Termination while the Plan is in effect, the Officer shall as soon as administratively practicable thereafter (subject to Section 5 of the Plan and to Section 2 of this Participation Agreement) receive the following benefits (the “Change in Control Benefits”):

(i)                                     A lump sum payment in cash equal to 1.50 times the Officer’s “base amount” as determined by the Administrator in accordance with Section 280G of the Internal Revenue Code of 1986, as amended. The term “base amount” refers generally to an Officer’s average W-2 taxable income during the five years preceding the year in which a Change in Control occurs.

(ii)                                  The Company’s payment of all premiums payable for the Officer’s COBRA coverage for a period of eighteen (18) months following the Officer’s Covered Termination.

Each of the Participant’s benefits provided under this Section shall be subject to any reduction required in accordance with Section 6 of the Plan.

2.                                       Notwithstanding Section 1 of this Participation Agreement, the Officer shall not receive the Change in Control Benefit set forth in Section 1 above if the Officer is entitled to collect severance-related benefits (the “Contract Benefits”) pursuant to a separate employment agreement or severance agreement that the Officer has entered into with the Company or any of its affiliates, unless the Officer waives any and all Contract Benefits in writing within five business days after the Covered Termination. If the Officer waives the Contract Benefits, the Officer shall become entitled to receive the Change in Control Benefits in accordance with the terms and conditions of the Plan and this Participation Agreement.

3.             In consideration of becoming eligible to receive the benefits provided under the terms and conditions of the Plan, the Officer hereby waives any and all rights, benefits, and privileges to which the Officer is or would otherwise be entitled to receive under any plan, program, or arrangement under which the Company or any of its affiliates provides severance benefits (excluding any retirement plan, stock option or other stock-based plan or agreement, or other plan that is not a “welfare plan” within the meaning of ERISA). Subject to Section 2 of this Participation Agreement, the Officer’s collection of the Change in Control Benefit pursuant to this Participation Agreement shall be absolutely contingent on the Officer’s agreement in the Release (i) to waive any and all rights under any employment agreement or severance agreement that the Officer has entered into with the Company or any of its affiliates, and (ii) that all such agreements shall be terminated and become null and void upon the Officer’s collection of the Change in Control Benefit.

4.             The Officer understands that the waiver set forth in Section 3 above is irrevocable for so long as this Participation Agreement is in effect, and that this Participation Agreement and the Plan set forth the entire agreement between the parties with respect to any subject matter covered herein.

5.             This Participation Agreement shall terminate, and the Officer’s status as a “Participant” in the Plan shall end, on the first to occur of (i) if before a Change in Control occurs, the Officer’s termination of employment with the Company and its affiliates, (ii) if after a Change in Control occurs, the Officer’s termination of employment for a reason other than a “Covered Termination” as defined in Section 3(b)(i) of the Plan, (iii) the date two years after a Change in Control, and (iv) if before a Change in Control occurs, the date twelve (12) months after the Company provides the Officer with written notice that this Participation Agreement is being terminated by the Company in its discretion as employer and Sponsor.

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6.             The Officer recognizes and agrees that execution of this Participation Agreement results in enrollment and participation in the Plan, agrees to be bound by the terms and conditions of the Plan and this Participation Agreement, and understands that this Participation Agreement may not be amended or modified except pursuant to Section 10 of the Plan. The Officer further agrees that to the extent there is any conflict or ambiguity between the Plan and the Participation Agreement, the Plan prevails.

ACCEPTED AND AGREED TO this 27th day of April, 2005.

The “Officer”:	The “Company”:

/s/ Janet M. Biski	By	/s/ Thomas C. K. Yuen
Janet M. Biski	A Duly Authorized Officer

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Exhibit D

VESTED STOCK OPTIONS FOR JANET M. BISKI

TO PURCHASE COMMON STOCK OF SRS LABS, INC.

All Options Granted Pursuant to the SRS Labs, Inc.

1996 Amended and Restated Long-Term Incentive Plan, as Amended

No. of Vested Options As of March 31, 2006	Exercise Price	Date on Which Options Must be Exercised Before Becoming Void

203,125	$3.07	June 30, 2006, 5:00 p.m. (Pacific time)

7,500	$4.01	June 30, 2006, 5:00 p.m. (Pacific time)